                           TENTH AMENDMENT AGREEMENT

                  TENTH AMENDMENT AGREEMENT, dated as of March 31, 1998, to the Credit Agreement, dated as of June 5, 1995 (as heretofore or hereafter amended, supplemented or modified from time to time in accordance with its terms, the "Credit Agreement"), among Donnkenny Apparel, Inc., Beldoch Industries Corporation and Megaknits, Inc. (collectively, the "Borrowers"), the lenders named therein (the "Lenders"), the guarantors named therein (the "Guarantors"), The CIT Group/Commercial Services, Inc., as Administrative Agent, and The Chase Manhattan Bank, as agent (the "Agent") for Lenders. Terms used herein and not otherwise defined herein shall have the meanings attributed thereto in the Credit Agreement.

                  WHEREAS, the Borrowers have requested that the Lenders amend certain provisions of the Credit Agreement, and the Lenders, subject to the terms and conditions set forth herein, are willing to do so.

                  NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and subject to the fulfillment of the conditions set forth below, the parties hereto agree as follows:

                  SECTION 1.        AMENDMENT UNDER CREDIT AGREEMENT

                  1.1 The definition of "Inventory Amount" in Article I of the Credit Agreement is hereby amended in its entirety to read as follows:

                  "`Inventory Amount' shall mean, during any month, the amount set forth below as corresponds to such month:

                  Month                                       Inventory Amount

                  January 1998                                   $ 13,400,000
                  February 1998                                    13,700,000
                  March 1998                                       13,300,000
                  April 1998                                       12,900,000
                  May 1998                                         14,300,000
                  June 1998                                        18,700,000
                  July 1998                                        20,750,000
                  August 1998                                      21,900,000
                  September 1998                                   17,300,000
                  October 1998                                     13,000,000
                  November 1998                                    11,900,000
                  December 1998                                    12,700,000
                  January 1999                                     13,400,000
                  February 1999                                    13,700,000
                  March 1999                                       13,300,000"

                  1.2 The definitions of "Excess Collateral Requirement" and "Overadvance Amount" in Article I of the Credit Agreement are hereby amended in their entirety to read as follows:

                  "Excess Collateral Requirement" shall mean, during any End of Month Period or Intramonth Period, as applicable, the amounts set forth below as correspond to the applicable period commencing in the months set forth below, and zero as to any other date:

                    ------------------------------- --------------------------- ------------------------------

                                                        Excess Collateral             Excess Collateral
                                                       Requirement for End       Requirement for Intramonth
                    Month                                of Month Period                   Period
                    ------------------------------- --------------------------- ------------------------------
                    October 1998                             $4,560,000                    $    -0-
                    ------------------------------- --------------------------- ------------------------------
                    November 1998                             5,068,000                       560,000
                    ------------------------------- --------------------------- ------------------------------
                    December 1998                             4,164,000                     1,068,000
                    ------------------------------- --------------------------- ------------------------------
                    January 1999                              2,236,000                       164,000
                    ------------------------------- --------------------------- ------------------------------
                    February 1999                             3,784,000                         -0-
                    ------------------------------- --------------------------- ------------------------------
                    March 1999                                3,065,000                         -0-
                    ------------------------------- --------------------------- ------------------------------

                  For purposes of this paragraph, the terms "End of Month Period" and "Intramonth Period" shall have their respective meanings as set forth in the definition of "Overadvance Amount."

                  "`Overadvance Amount' shall mean, during any End of Month Period and Intramonth Period, the amounts set forth below as correspond to the End of Month Period and the Intramonth Period during the months set forth below:

                                                                                                Overadvance
                                                           Overadvance                            Amount
                                                         Amount during the                      during the
                  Month                                 End of Month Period                  Intramonth Period
                  --------------------------------------------------------------------------------------------
                  January 1998                            $    -0-                              $   4,200,000
                  February 1998                                -0-                                  1,764,000
                  March 1998                                   -0-                                    216,000
                  April 1998                                1,828,000                               4,000,000
                  May 1998                                  3,394,000                               5,828,000
                  June 1998                                 5,220,000                               7,394,000
                  July 1998                                 7,347,000                              11,000,000
                  August 1998                               5,734,000                              11,347,000
                  September 1998                             461,000                                9,734,000
                  October 1998                                 -0-                                  4,461,000
                  November 1998                                -0-                                        -0-

                                       2


                  December 1998                                -0-                                        -0-
                  January 1999                                 -0-                                        -0-
                  February 1999                                -0-                                  1,764,000
                  March 1999                                   -0-                                    216,000


                  For purposes of this paragraph, (i) the term "End of Month Period" shall mean the period commencing on the last Business Day of a month and ending on the fifth day of the immediately following month and (ii) the term "Intramonth Period" shall mean the period commencing on the sixth day of a month and ending on the day immediately preceding the last Business Day of the same month."

     1.3 Section 2.01(b) of the Credit Agreement is hereby amended by amending the proviso to the second sentence thereof to read in its entirety as follows:

                  "provided, however, that in no event shall the aggregate principal amount of Revolving Credit Loan outstanding at any time to the Borrowers exceed $60,000,000."

     1.4 Section 2.09(d) of the Credit Agreement is hereby amended by deleting the phrase "in excess of $2,000,000 in the aggregate" from the second sentence thereof, by substituting "1997" for "1996" in such sentence and by adding the following additional sentences to such subsection to read in their entirety as follows:

                  "Within one (1) Business Day of the sale or other disposition of any assets of the Parent and/or any of its subsidiaries (excluding sales of inventory in the ordinary course of business), the Borrowers shall make a mandatory prepayment of the Term Loans in an amount equal to 100% of the proceeds received (net of taxes due and any reasonable expenses of sale) which proceeds shall be applied as set forth in paragraph (f) below. Nothing contained in this paragraph (d) shall be or be deemed to be a consent to the sale of any assets."

     1.5 Section 2.17(c) of the Credit Agreement is hereby amended by deleting the reference to "$70,000,000" at the end of the second sentence thereof and substituting therefore a reference to "$60,000,000."

     1.6 A new Section numbered Section 4.23 shall be added to the Credit Agreement to read in its entirety as follows:

                           "Section 4.23. Year 2000. The Cost to the Borrowers
                  of reprogramming and testing of the Borrowers' computer systems and related equipment to permit proper functioning in and following the year 2000 and of the reasonably foreseeable consequences of year 2000 to the Borrowers (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in a Default or have a Material Adverse Effect."

     1.7 Subsection (b) of Section 6.03 (Insurance) of the Credit Agreement is hereby amended by adding thereto the following additional proviso:

                  "and provided, further, that at all times the Borrowers shall keep in full force and effect the directors and officers liability insurance presently being maintained, and in the amounts presently being maintained,"

     1.8 Subsections (a) and (b) of Section 6.05 of the Credit Agreement are hereby amended in their entirety to read as follows:

                           "(a) within 90 days after the end of each Fiscal
                  year, (i) a Consolidated balance sheet and income statement showing the financial condition of the Parent and it subsidiaries as of the close of such Fiscal Year and the results of their operations during such year, and (ii) a Consolidated statement of shareholders' equity and a Consolidated statement of cash flow, as of the close of such Fiscal Year, all the foregoing Consolidated financial statements to be audited by independent public accountants acceptable to the Administrative Agent (which report shall not contain any qualification except with respect to new accounting principles mandated by the Financial Accounting Standards Board) and to be in form and substance acceptable to the Administrative Agent.

                           (b) within 45 days after the end of each of the
                  first three fiscal quarters, (i) an unaudited Consolidated balance sheet and income statement showing the financial condition and results of operations of the Parent and its subsidiaries as of the end of each such quarter and (ii) a Consolidated statement of cash flow for the fiscal quarter just ended and prepared and certified by the Financial Officer of the Parent as presenting fairly the financial condition and results of operations of the Parent and its subsidiaries and as having been prepared in accordance with GAAP, subject to normal year-end audit adjustments."

     1.9 A new Section numbered 6.16 shall be added to the Credit Agreement to read in its entirety as follows:

                           "Section 6.16. Year 2000. Take all actions necessary
                  to complete by January 1, 1999 any reprogramming required to permit the proper functioning, in and following the year 2000, of (i) the Borrowers' computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which Borrowers' systems interface) and the testing of all such systems and equipment, as so programmed."

     1.10 Sections 7.07, 7.11 and 7.12 of the Credit Agreement are hereby amended in their entirety to read as follows:

                           "SECTION 7.07. Capital Expenditures. Permit the
                  aggregate amount of payments made for capital expenditures, including Capitalized Lease Obligations and Indebtedness secured by Liens permitted under Section 7.01(e) hereof, in Fiscal Year 1998 to exceed $3,500,000 for the Parent and its subsidiaries on a Consolidated basis.

                           SECTION 7.11. Pre-Tax Income. Permit Net Income of
                  the Parent and its Subsidiaries (in each case computed and calculated in accordance with GAAP) on a Consolidated basis in any Fiscal Year to be less than $750,000.

                           SECTION 7.12. Tangible Net Worth. Permit the Tangible Net Worth of the Parent and its Subsidiaries on a Consolidated basis to be less than (a) $17,500,000 at any time through August 31, 1998 and (b) $19,500,000 at any time thereafter."

     1.11 Subparagraph (j) of Article VIII is hereby amended in its entirety to read as follows:

                           "(j) (x) a judgment (not reimbursed by insurance
                  policies of any Loan Party) or decree for the payment of money, a fine or penalty which when taken together with all other such judgments, decrees, fines and penalties shall exceed $325,000 shall be rendered by a court or other tribunal against any Loan Party and (i) shall remain undischarged or unbonded for a period of 30 consecutive days during which the execution of such judgment, decree, fine or penalty shall not have been stayed effectively or (ii) any judgment creditor or other person shall legally commence actions to collect on or enforce such judgment, decree, fine or penalty, or (y) Borrowers' directors and officers liability insurance carriers at any time for any reason shall either deny liability to pay or fail to pay any judgment, award or settlement amount arising from or in connection with the shareholders' litigation pending against the Borrowers and certain Affiliates."

     1.12 Schedule 2.01(b) annexed to the Credit Agreement is hereby amended in its entirety to read as Schedule 2.01(b) annexed hereto.

     1.13 Except for the specific amendments set forth in Sections 1.1 through 1.12, nothing herein shall be deemed to be an amendment of any covenant or agreement contained in the Credit Agreement, and the Borrowers and Guarantors hereby agree that all of the covenants and agreements contained in the Credit Agreement, are hereby ratified and confirmed in all respects.

                  SECTION 2.        CONDITIONS PRECEDENT

                  Section 1 of this Tenth Amendment Agreement shall become effective upon the execution and delivery of counterparts hereof by the parties listed below and the fulfillment of the following conditions:

                  (1)      The representations and warranties contained in
                           Article V of the Credit Agreement shall be true and correct in all material respects.

                  (1) No unwaived event has occurred and is continuing which constitutes an Event of Default under the Credit Agreement or would constitute such an Event of Default but for the requirement that notice be given or time elapse or both.

                  (2) The Agent shall have received for the ratable benefit of the Lenders a waiver and amendment fee in the amount of $100,000.

                  SECTION 3.        MISCELLANEOUS

                  3.1 The Borrowers reaffirm and restate the representations and warranties set forth in Article V of the Credit Agreement and all such representations and warranties shall be true and correct in all material respects on the date hereof with the same force and effect as if made on such date, except as they may specifically refer to an earlier date.

                  3.2 Except as herein expressly amended, the Credit Agreement is ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms.

                  3.3 This Tenth Amendment Agreement may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page by telecopier shall be effective as delivery of a manually executed counterpart.

                  3.4 THIS TENTH AMENDMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                  3.5 The parties hereto shall, at any time and from time to time following the execution of this Tenth Amendment Agreement, execute and deliver all such further instruments.

and take all such further action as may be reasonably necessary or appropriate in order to carry out the provisions of this First Amendment Agreement.

                         THE CHASE MANHATTAN BANK
                            as Agent and Lender

                         By:   /s/Jay Linde
                         ---------------------------------
                               Name:  Jay Linde
                               Title:  Vice President

                         THE CIT GROUP/COMMERCIAL SERVICES,
                             INC., as Administrative Agent and Lender

                         By:   /s/Lori Kudish
                         ---------------------------------
                               Name:  Lori Kudish
                               Title:  Associate Vice President

                         THE BANK OF NEW YORK,
                             as Lender

                         By:
                         ---------------------------------
                               Name:  Joanne Collett
                               Title:  Vice President

                         FLEET BANK N.A., as a Lender

                         By:   /s/Amy H. Witryol
                         ---------------------------------
                               Name:  Amy H. Witryol
                               Title:  Vice President

                         DONNKENNY APPAREL, INC.,
                             as a Borrower

                         By:   /s/ Stuart S. Levy
                         ---------------------------------
                               Name:  Stuart S. Levy
                               Title:  Vice President of Finance

                         BELDOCH INDUSTRIES CORPORATION,
                             as a Borrower

                         By:   /s/ Stuart S. Levy
                         ---------------------------------
                               Name:  Stuart S. Levy
                               Title:  Vice President of Finance

                         MEGAKNITS, INC., as a Borrower

                         By:   /s/ Stuart S. Levy
                         ---------------------------------
                               Name:  Stuart S. Levy
                               Title:  Vice President of Finance

                         DONNKENNY, INC., as a Guarantor

                         By:   /s/ Stuart S. Levy
                         ---------------------------------
                               Name:  Stuart S. Levy
                               Title:  Vice President of Finance

                         CHRISTIANSBURG GARMENT COMPANY,
                             INCORPORATED, as a Guarantor

                         By:   /s/ Stuart S. Levy
                         ---------------------------------
                               Name:  Stuart S. Levy
                               Title:  Vice President of Finance

                                SCHEDULE 2.01(b)

                          Revolving Credit Commitments

                                                                                                Approximate
                                                                   Revolving                   Percentage of
                                                                    Credit                    Total Revolving
Lender                                                            Commitment                 Credit Commitment
------                                                            ----------                 -----------------
The Chase Manhattan Bank                                          $29,814,770                    35.0762%
1411 Broadway
5th Floor
New York, NY  10018
Attn:  Jay T. Linde

The Bank of New York                                              $21,296,325                    25.0545%
One Wall Street
New York, NY  10286
Attn:  Joanne M. Collett

Fleet Bank N.A.                                                   $21,296,325                    25.0545%
777 Main Street
Hartford, CT  06115
Attn: Ed Walsh

The CIT Group/Commercial Services, Inc.                           $12,592,580                    14.8148%
1211 Avenue of the Americas
New York, NY  10036
Attn: Lori Kudish


                      Sublimit for Revolving Credit Loans
                      -----------------------------------

                                                                                                Approximate
Lender                                                             Sublimit                      Percentage
------                                                             --------                     -----------
The Chase Manhattan Bank                                          $21,045,720                    35.0762%

The Bank of New York                                              $15,032,700                    25.0545%

Fleet Bank                                                        $15,032,700                    25.0545%

The CIT Group/Commercial Services, Inc.                           $ 8,888,880                    14.8148%
